SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934

Check the appropriate box:

|_|Preliminary Information Statement  |_|Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14c-5(d)(2))
|X| Definitive Information Statement

                              SOUTHERN ENERGY, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

 |X|  No fee required.

 |_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

 |_| Fee paid previously with preliminary materials.

 |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

Marce Fuller
President and Chief Executive Officer

Mirant Corporation
1155 Perimeter Center West Atlanta, Georgia 30338

 [LOGO]

February 6, 2001

Dear Shareholders:

I am pleased to inform you that Southern Energy, Inc. will be changing its name to Mirant Corporation. You have probably already noticed that we are operating under our new name and trading under our new symbol (MIR). Attached to this letter, you will find a copy of our information statement to you, our valued shareholder, informing you of our new name. The attached materials are informational only and require no action on your part.

Our new corporate identity gives us a great opportunity to communicate a consistent message around the world about who we are as a company, our vision, and our strategies. The name, Mirant - pronounced the same way that you would pronounce "miracle," with an accent on the "mir" - has been developed from the Latin root "mira," which means "to see" or "to envision." Our new name suggests a mirror, and a mirror's ability to clarify, reflect, even illuminate - enabling us to see more deeply and clearly.

Mirant's mark contains two triangular shapes intersecting to create a third triangular element. These shapes reinforce our strategy to combine operational excellence and risk management skills to create an integrated business model. The mark also portrays a sense of corporate unity in joining our three geographically diverse business groups (Americas, Europe and Asia-Pacific). The transparency of the symbol reflects our corporate vision - "We see the opportunity to change the world with our energy." SM

We are excited about our future as Mirant Corporation and are eager to define our company as innovative, market driven, global and well positioned for future success. We are pleased that you are participating with us in this important milestone.

Sincerely,

/S/ Marce Fuller

                              SOUTHERN ENERGY, INC.
                           1155 Perimeter Center West
                             Atlanta, Georgia 30338

                          NOTICE OF STOCKHOLDER ACTION
                               BY WRITTEN CONSENT

Notice is hereby given that, pursuant to a written consent resolution adopted by the owner of approximately eighty percent (80%) of the issued and outstanding shares of Common Stock, $.01 par value per share (the "Common Stock"), of Southern Energy, Inc., a Delaware corporation (the "Company"), approximately twenty (20) days after this Notice and the attached Information Statement are mailed to stockholders of the Company on or about February 6, 2000, the Restated Certificate of Incorporation of the Company will be amended to change the name of the Company from Southern Energy, Inc. to Mirant Corporation. The Company began doing business under the name "Mirant Corporation" on January 19, 2001.

All necessary corporate approvals in connection with the matters referred to herein have been obtained. The accompanying Information Statement is furnished to all stockholders of the Company pursuant to Section 14(c) of the Securities Exchange Act of 1934 and the rules thereunder solely for the purpose of informing stockholders of these corporate actions before they take effect.

Stockholders of record of the Company as of the close of business on February 2, 2001, the record date set by the Board of Directors, are entitled to receive this Notice of Stockholder Action by Written Consent and the attached Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,


/s/ Elizabeth B. Chandler
Elizabeth B. Chandler, Secretary

Atlanta, Georgia
February 6, 2001

                              SOUTHERN ENERGY, INC.
                           1155 Perimeter Center West
                             Atlanta, Georgia 30338
                                 (678) 579-5000

                              INFORMATION STATEMENT

This Information Statement is provided by the Board of Directors of Southern Energy, Inc., a Delaware corporation (the "Company"), in connection with stockholder approval of an amendment to the Company's Restated Certificate of Incorporation (the "Amendment") pursuant to which the Company's name will change to Mirant Corporation.

The Amendment is attached hereto as Attachment A. Such text is, however, subject to change to the extent required by the Delaware Secretary of State.

The Company's Board of Directors approved the Amendment on January 18, 2001. Stockholder approval of the Amendment was effected pursuant to Section 228 of the Delaware General Corporation Law by a written consent resolution dated February 2, 2001 (the "Consent Resolution") signed by the owner of approximately eighty percent (80%) of the Company's issued and outstanding Common Stock. As of January 19, 2001, the Company had outstanding 338,701,000 shares of Common Stock. Each share of Common Stock entitles the holder to one vote on all matters on which holders are permitted to vote.

The Consent Resolution will be effective 20 days following the mailing of this Information Statement. The Company anticipates that the Amendment to the Company's Certificate of Incorporation will be filed with the Secretary of State of Delaware as soon as practicable after such 20-day period. Upon such filing, the change in the name of the Company will be effective. The Company began doing business under the name "Mirant Corporation" on January 19, 2001. On January 22, 2001, the Company's trading symbol on the New York Stock Exchange became "MIR."

The Board of Directors does not intend to solicit any proxies or consents in connection with the foregoing actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Company's principal executive offices are located at the address indicated above. This Information Statement will be mailed on or about February 6, 2001 to the Company's stockholders of record as of the close of business on February 2, 2001.

The Amendment

The Amendment will change the name of the Company to Mirant Corporation. This action is being taken in connection with the anticipated separation from Southern Company. The Board of Directors believes that the Amendment is in the best interests of the Company and its stockholders, and that the name Mirant Corporation better reflects the Company's identity, vision, and strategies. The Company's stockholders are not entitled to dissenter's rights of appraisal with respect to the Amendment.

Security Ownership of Certain Beneficial Owners and Management.

This table shows the number of shares owned by directors and executive officers of the Company as of December 31, 2000. The shares owned by all directors and executive officers as a group constitute less than one percent of the total number of shares of Southern Energy Common Stock outstanding as of December 31, 2000, and less than one percent of the total number of shares of Southern Company common stock outstanding as of December 31, 2000.



                            Southern Energy Shares Beneficially Owned          Southern Company Shares Beneficially
                                                                                             Owned
                                                   Shares                                                Shares
                         Total Southern       Individuals   Non-Convertible    Total Southern       Individuals
                          Energy Shares    Have Rights to       Economic       Company Shares    Have Rights to
                           Beneficially    Acquire within      Interests         Beneficially    Acquire within
                              Owned (1)       60 days (2)            (3)           Owned (1)        60 days (4)
-------------------------------------------------------------------------------------------------------------------
Southern Company             272,000,000                                               N/A
-------------------------------------------------------------------------------------------------------------------
A. D. Correll                    56,474                           36,474             9,297
-------------------------------------------------------------------------------------------------------------------
A. W. Dahlberg                    6,000                                            776,714            718,113
-------------------------------------------------------------------------------------------------------------------
H. Allen Franklin                10,000                                            298,827            262,874
-------------------------------------------------------------------------------------------------------------------
S. Marce Fuller                 516,967         135,697          376,170            56,117             51,401
-------------------------------------------------------------------------------------------------------------------
Elmer B. Harris                  10,000                                          329,467 (5)          286,053
-------------------------------------------------------------------------------------------------------------------
Raymond D. Hill                 510,356         128,141          382,215            46,704             44,000
-------------------------------------------------------------------------------------------------------------------
William M. Hjerpe                   367
-------------------------------------------------------------------------------------------------------------------
Frederick D. Kuester            145,455          82,342           63,113            40,917             36,410
-------------------------------------------------------------------------------------------------------------------
David J. Lesar                   11,512                            6,512
-------------------------------------------------------------------------------------------------------------------
Richard J. Pershing            511,076 (6)      128,141          382,435            71,413             44,000
-------------------------------------------------------------------------------------------------------------------
Barney S. Rush                  116,713          84,784           26,929            23,245             20,483
-------------------------------------------------------------------------------------------------------------------
W. L. Westbrook                   2,500                                          144,527 (7)           74,919
-------------------------------------------------------------------------------------------------------------------
Directors and Executive       2,193,510         683,535        1,442,258         1,868,465          1,597,078
Officers as a Group (15
people)
-------------------------------------------------------------------------------------------------------------------

(1) "Beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or investment power with respect to a security, or any combination thereof.
(2) Indicates shares of the Company's Common Stock that certain directors and executive officers have the right to acquire within 60 days, by exercising stock options. Shares indicated are included in the Southern Energy Shares
     Beneficially Owned column.
(3) Indicates stock appreciation rights, performance restricted stock units, and phantom stock held in various benefit plans. Although these rights track the market value of the Company's Common Stock, they are payable in cash and are not convertible into Common Stock. Shares indicated are included in the Total Shares Beneficially Owned column.
(4) Indicates shares of Southern Company's common stock that certain directors and executive officers have the right to acquire within 60 days. Shares indicated are included in the Southern Company Shares Beneficially Owned column.
(5)      Includes 310 shares held by family members.
(6)      Includes 500 shares held by family members.
(7)      Includes 80 shares held by family members.


                                                                   ATTACHMENT A



                                    SPECIMEN
                           CERTIFICATE OF AMENDMENT OF
                    RESTATED CERTIFICATE OF INCORPORATION OF
                              SOUTHERN ENERGY, INC.


Southern Energy, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware
(the "DGCL"), does hereby certify that:

         The amendment to the Restated Certificate of Incorporation of the Corporation set forth below has been duly adopted in accordance with the provisions of Section 242 of the DGCL:

                           Article   FIRST  of  the  Restated   Certificate   of
                  Incorporation of the Corporation is hereby amended by deleting the words "Southern Energy, Inc." therein and inserting in lieu thereof "Mirant Corporation."

         In lieu of a meeting and vote thereat of stockholders of the Corporation, the stockholders of the Corporation adopted this Certificate of Amendment by written consent in accordance with Section 228 of the DGCL.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed and acknowledge in accordance with Section 103 of the DGCL.

                                 Southern Energy, Inc.

                                 By: _____________________________
                                 Name: Elizabeth Chandler
                                 Title:  Vice President and Corporate Secretary